CONSENT OF INDEPENDENT AUDITORS





We consent to the use of our report dated June 28, 1999, on the 1999 financial statements of Georgia Daily Municipal Income Fund, Inc. referred to in its Post-Effective Amendment. to the Registration Statement on Form N-1A as filed with the Securities and Exchange Commission.




                                                      McGladrey & Pullen, LLP


New York, New York
September 25, 2000


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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated June 27, 2000, relating to the financial statements and financial highlights which appears in the May 31, 2000 Annual Report to Shareholders of Georgia Daily Municipal Income Fund, Inc. which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Financial Statements", and "Counsel and Independent Accountants" in such Registration Statement.






PricewaterhouseCoopers LLP

New York, New York
September 25, 2000